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                                                                     Exhibit 8.1
                      [THACHER PROFFITT & WOOD LETTERHEAD]





                                                           , 1998



IPC Information Systems, Inc.
Wall Street Plaza
88 Pine Street
New York, NY 10005

               Re:  IPC Information Systems, Inc. -- Registration
                    Statement on Form S-4
                    ---------------------------------------------

Ladies and Gentlemen:

        You have requested our opinion as to the material United States federal income tax considerations applicable to the merger between IPC Information Systems, Inc., a Delaware corporation, and Arizona Acquisition Corp., a Delaware corporation (the "Merger"), as more fully described in the above-referenced Registration Statement and the exhibits thereto filed with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

        Based upon and subject to the facts as set forth in the Registration Statement, we hereby confirm that the discussion set forth under the heading "Federal Income Tax Consequences" in the Proxy Statement/Prospectus included in the Registration Statement addresses the material United States Federal income tax matters and consequences generally applicable to the Merger, under currently applicable law, subject to the qualifications stated in the Proxy Statement/Prospectus.

        This opinion expresses our views as to the United States federal income tax laws in effect as of the date hereof, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, all of which are subject to change either prospectively or retroactively. Also, any variation or difference from the facts as set forth in the Registration Statement and incorporated herein might affect the conclusion stated herein.
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----------, 1998                                                Page 2.

        Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Merger or of any transaction related thereto or contemplated by the Merger Agreement. This opinion is given solely for the benefit of IPC and its stockholders, and may not be relied upon by any other party or entity or otherwise referred to in any document without our express written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement/Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.


                               Very truly yours,



                               THACHER PROFFITT & WOOD


                               By:_______________________

AJC